Exhibit 10.1

October 19, 2009

Mr. James R. McLaughlin
Senior Vice President, Chief Financial Officer
   and Treasurer
Ameron International Corporation
245 South Los Robles Avenue
Pasadena, California  91101

Dear Mr. McLaughlin:

Effective October 19, 2009, your title at Ameron International Corporation (the “Company”) will be changed to Senior Vice President, Corporate Development, and Treasurer.  Your compensation for fiscal years 2009, 2010 and 2011 will not be changed, or determined in a different manner than it was determined for fiscal year 2008, solely as a result of this change in title.

If you elect to take early retirement on June 1, 2011, then:

(i)	the Company will pay you a pro rata annual Management Incentive Compensation Plan bonus of $180,000 for fiscal year 2011;

(ii)	all then-unvested restricted stock granted to you after January 1, 2010 will vest in full on June 1, 2011; and

(iii)	the Company will retain you as a full-time consultant from June 2, 2011 to June 1, 2012 at an annual retainer of $180,000.
Very truly yours,
AMERON INTERNATIONAL CORPORATION

		By	/s/	James S. Marlen
James S. Marlen
Chairman and Chief Executive Officer
ACCEPTED AND AGREED TO:

/s/	James R. McLaughlin	Date:	October 19, 2009
James R. McLaughlin